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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOTHERS WORK, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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456 North Fifth Street
Philadelphia, Pennsylvania 19123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 22, 2008

To the Stockholders of Mothers Work, Inc.:

        The Annual Meeting of Stockholders of Mothers Work, Inc., a Delaware corporation (the "Company"), will be held at 9:15 a.m. Eastern Standard Time, on January 22, 2008 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, for the following purposes:

  1.
  To elect three directors of the Company;

  2.
  To approve the Company's Amendment and Restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan;

  3.
  To ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP ("KPMG") as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2008; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of the Company's Common Stock at the close of business on Monday, December 10, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors
Dan W. Matthias Chairman of the Board and Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

December 17, 2007

456 North Fifth Street
Philadelphia, Pennsylvania 19123

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

January 22, 2008

        This proxy statement, which is first being mailed to stockholders on approximately December 17, 2007, is furnished in connection with the solicitation by the Board of Directors of Mothers Work, Inc. (the "Company") of proxies to be used at the 2008 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 9:15 a.m., Eastern Standard Time, on January 22, 2008 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company's common stock (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the approval of the Amendment and Restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan, for the ratification of the appointment of KPMG as independent registered public accountants and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. All references herein to the Company's fiscal years refer to the fiscal year ended on September 30 in the year mentioned. For example, the Company's fiscal year 2007 ended on September 30, 2007.

VOTING

        Holders of record of the Common Stock on Monday, December 10, 2007 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,968,902 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of each of the nominees for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon.

        Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote, present at the Annual Meeting in person or represented by proxy. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

        The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

CORPORATE GOVERNANCE

Committees and Meetings of
the Board of Directors

        During fiscal year 2007, the Board of Directors held eight meetings that were held in person and three meetings that were held telephonically. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

        The Company expects all of its directors to attend the annual meetings of stockholders. All of the directors attended last year's annual meeting.

        The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        During fiscal year 2007, the Audit Committee, which consists of Mr. Hitchner, Chairman, Ms. Kavanagh and Mr. Schwartz, held eight meetings. Each member of the Audit Committee is considered an "independent director" under Nasdaq rules and the rules of the Securities and Exchange Commission ("SEC"). The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent registered public accountants. The Board of Directors adopted an Audit Committee Charter which was revised in December 2007 (a copy of which is posted on the Company's corporate website).

        The Board of Directors has determined that the Audit Committee does not have an "audit committee financial expert" as that term is defined in the SEC's rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he or she is capable of analyzing and evaluating the Company's financial statements and understanding internal controls and procedures for financial reporting. As the Board of Directors believes that the current members of the Audit Committee are qualified to carry out all of the duties and responsibilities of the Company's Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.

        During fiscal year 2007, the Compensation Committee, which consists of Mr. Goldblum, Chairman, Mr. Schlessinger and Mr. Schwartz, held five meetings, of which one was held telephonically as scheduled. Each member of the Compensation Committee is considered an "independent director" under Nasdaq rules and the rules of the SEC. The Compensation Committee considers recommendations of the Company's management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. In addition, the

Compensation Committee serves as the Stock Option Committee of the Board of Directors and in that capacity it administers the Company's equity-based compensation plans. The Compensation Committee also reviews, and discusses with the Company's management, the Compensation Discussion and Analysis ("CD&A") to be included in the Company's annual proxy statement, as applicable, and determines whether to recommend to the Board that the CD&A be included in the proxy statement. The Board of Directors adopted a Compensation Committee Charter which was revised in December 2007 (a copy of which is posted on the Company's corporate website).

        On November 14, 2007, the Nominating and Corporate Governance Committee met and recommended to the full Board the re-election of each of Ms. Rebecca C. Matthias, Mr. Joseph A. Goldblum and Mr. David Schlessinger, for an additional three-year term as a director of the Company. The Nominating and Corporate Governance Committee held one meeting in fiscal year 2007. The current members of the Nominating and Corporate Governance Committee are Mr. Goldblum, Mr. Hitchner and Mr. Schlessinger. Each member of the Nominating and Corporate Governance Committee is considered an "independent director" under Nasdaq rules and the rules of the SEC. The Nominating and Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors, actively seeking candidates who meet those criteria, and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123, and should not include self-nominations. The Board of Directors adopted a Nominating and Corporate Governance Committee Charter which was revised in December 2007 (a copy of which is posted on the Company's corporate website).

Nominations of Directors by Stockholders

        The Bylaws of the Company provide procedures pursuant to which a stockholder may nominate individuals for election to the Board of Directors at meetings of the stockholders. The procedures are summarized below:

  •
  A stockholder who proposes to nominate an individual for election to the Board of Directors must deliver a written notice to the Secretary of the Company which includes: (i) a complete description of the proposed nominees' qualifications, experience and background, and any and all other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a description of all relationships between the proposed nominee and such stockholder and any agreements or understandings between such stockholders and the proposed nominee regarding the nomination; (iii) a description of all relationships between the proposed nominee and any of the Company's competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company; (iv) a statement signed by the proposed nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected; (v) the name and address of the stockholder giving the notice, as it appears on the Company's books; (vi) the name and address of the beneficial owner, if any, on whose behalf the nomination is being made; (vii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and the time period for which such shares have been held; (viii) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting; and (ix) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the meeting. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. The stockholder's written notice should be sent to the attention of the Secretary, c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

  •
  In order for a stockholder's nomination to be considered at any annual meeting of the stockholders, the notice must be delivered not later than the 60th day or earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 90th day prior to the annual meeting and not later than, the later of, the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.

Compensation of Directors

        Directors who are also our employees receive no additional compensation for serving as a director or as a member of any Committee of the Board. Under our current arrangements, the Company pays each non-employee director a retainer of $6,250 per quarter. Upon conclusion of the Annual Meeting of Stockholders each year, the Company will grant each non-employee director 2,000 shares of restricted stock pursuant to the Company's 2005 Equity Incentive Plan that will vest one year from the date of grant, subject to acceleration in the event of the non-employee director's death or disability or upon a change in control of the Company.

        Each non-employee director is compensated for his or her service at each meeting of our Board at a rate of $1,500 for Board meetings scheduled to be held in person and attended by such non-employee director. Non-employee directors are not compensated for attendance at Board or Committee meetings scheduled to be held telephonically. Additionally, the Chairman of each of the Audit Committee and the Compensation Committee is paid a quarterly retainer at the rates reflected in the below table, and each non-employee director who is a member of a Committee is compensated for his or her services at each meeting of a Committee scheduled to be held in person and attended by such non-employee director, at the following rates:

Committee / Position	Quarterly Retainer	Meeting Fee
Audit Committee
Chair	$2,500	$1,500
Member	n/a	$1,500
Compensation Committee
Chair	$1,250	$1,000
Member	n/a	$1,000
Nominating and Corporate Governance Committee
Member	n/a	$1,000

        Board members are also reimbursed for their reasonable travel expenses incurred to attend meetings of our Board or Committees of the Board on which they serve.

        In fiscal year 2007, our directors, except for Dan and Rebecca Matthias who do not receive additional compensation for their role as directors, received the following compensation:

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Total ($)
Joseph A. Goldblum	44,750	12,774	57,524
Elam M. Hitchner, III	58,250	12,774	71,024
Anne T. Kavanagh	47,500	12,774	60,274
David Schlessinger	38,750	12,774	51,524
William A. Schwartz, Jr.	49,500	12,774	62,274

(1)
Upon conclusion of the Annual Meeting of Stockholders on January 19, 2007, the Company granted each non-employee director 2,000 shares of restricted stock pursuant to the Company's 2005 Equity Incentive Plan which such awards fully vest one year from the date of grant. The amounts in the column under "Stock Awards" reflect the amounts recognized for financial reporting purposes by the Company in relation to such grants for the fiscal year 2007. The full grant fair value of each of such awards was equal to $102,975 per grant under FAS 123(R). This value is in excess of the aggregate market price on the date of grant of the number of shares awarded because the Company had expected to issue a fully vested option award to purchase 5,000 shares to each of the non-employee directors on January 19, 2007 and had begun to expense such expected awards under FAS 123(R) during fiscal year 2006. On December 13, 2006, the Board decided to alter the equity compensation payable to non-employee directors, including switching from option grants to restricted stock grants starting in fiscal year 2007 (see "Compensation of Directors" in the Company's Proxy Statement for the fiscal year ended September 30, 2006). As a result, on December 13, 2006, the Company determined the award value of the restricted stock grants in accordance with the modified award provisions of FAS 123(R).

Stockholder Communications

        Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board. Stockholders may contact the Board of Directors by writing to them c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors has:

  •
  Reviewed and discussed the Company's audited consolidated financial statements for fiscal year 2007 with management;

  •
  Discussed with the Company's independent registered public accountants matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, and its successor, SAS No. 114, in connection with the audit of the Company's consolidated financial statements for fiscal year 2007; and

  •
  Received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accountants its independence.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for fiscal year 2007.

Auditor Fees and Services

        The following is a summary of the fees billed to the Company by KPMG for professional services rendered for fiscal years 2007 and 2006:

Fee Category	Fiscal 2007 Fees ($)		Fiscal 2006 Fees ($)
Audit Fees (1)	813,000		734,500
Audit-Related Fees (2)	—		10,300
Tax Fees (3)	199,670	(4)	130,703

Total Fees	1,012,670		875,503

    (1)
    Audit Fees consist of fees billed for professional services rendered for the annual audit of the Company's consolidated financial statements, for reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, Sarbanes-Oxley 404 compliance, and for services provided in connection with certain statutory and regulatory filings.

    (2)
    Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on financial accounting and reporting related matters.

    (3)
    Tax Fees consist of fees billed for professional services relating to tax compliance and other tax advice.

    (4)
    The Tax Fees portion for fiscal year 2007 includes amounts that are estimated, but have not yet been billed.

        The Audit Committee's pre-approval policies and procedures provide for pre-approval of audit, audit-related, tax services and other services. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels require specific pre-approval by the Audit Committee. The pre-approval fee levels for all services to be provided by the independent registered public accountants are established annually by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services described above rendered to the Company by KPMG during fiscal years 2006 and 2007 and has pre-approved similar services to be rendered during fiscal year 2008. The Audit Committee believes the rendering of these services is not incompatible with the independent registered public accountants maintaining their independence.

                      The Audit Committee

                      Elam M. Hitchner, III, Chairman
                      Anne T. Kavanagh
                      William A. Schwartz, Jr.

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of November 30, 2007, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director or nominee for director, by each of the current named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership		Percent of Class
Dan W. and Rebecca C. Matthias	425,420	(b)	6.7%
Edward M. Krell	86,592	(c)	1.4%
Joseph A. Goldblum	127,549	(d)	2.1%
Elam M. Hitchner, III	24,000	(e)	*
Anne T. Kavanagh	4,000	(f)	*
David Schlessinger	7,000	(g)	*
William A. Schwartz, Jr.	21,000	(h)	*
FMR Corp. 82 Devonshire Street Boston, MA 02109	884,661	(i)	14.8%
Stadium Capital Management, LLC 19785 Village Office Court Suite 101 Bend, OR 97702	777,452	(j)	13.0%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	645,454	(k)	10.8%
Renaissance Technologies Corp. 800 Third Avenue New York, NY 10022	387,600	(l)	6.5%
Tiger Consumer Management, LLC 101 Park Avenue 48th Floor New York, NY 10178	385,743	(m)	6.5%
MVP Distribution Partners 201 King of Prussia Road Suite 240 Radnor, PA 19087	374,645	(n)	6.3%
All directors and officers as a group (8 persons)	695,561	(o)	10.8%

*
Less than 1% of the outstanding Common Stock or less than 1% of the voting power.

(a)
Except as otherwise indicated, the address of each person named in the table is: c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

(b)
Includes 192,475 shares and 192,475 shares, respectively, purchasable upon exercise of stock options by Mr. and Ms. Matthias (or a total of 384,950 shares). Also includes 17,048 shares of restricted stock (7,048 of which are vested) which were granted to each of Mr. and Ms. Matthias on November 22, 2006 (or a total of 34,096 of which 14,096 are vested). The original November 22, 2006 grant was for 20,000 shares and vests in two equal annual installments on the first and second anniversaries of the date of grant. Each of Mr. and Ms. Matthias turned in 2,952 shares of restricted stock to settle the minimum required tax withholding obligations arising from the November 22, 2007 vesting of 10,000 of the shares of restricted stock. Except for the shares of restricted stock and shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.

(c)
Includes 20,000 shares of restricted stock (4,000 of which are vested) granted to Mr. Krell on November 22, 2006, 15,000 shares of restricted stock (none of which are vested) which were granted to Mr. Krell on May 15, 2007, and 51,000 shares purchasable upon exercise of stock options by Mr. Krell. The shares of restricted stock granted on November 22, 2006 vest in five equal annual installments on each of the first through fifth anniversaries of the date of grant, and the shares of restricted stock granted on May 15, 2007 vest in three equal annual installments on each of the first through third anniversaries of the date of grant.

(d)
Includes 43,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 24,000 shares purchasable upon exercise of stock options; 2,000 shares of restricted stock granted on January 19, 2007; 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Goldblum's re-election as a director; 12,200 shares held as custodian or in trust for members of Mr. Goldblum's family; and 495 shares owned by his wife. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(e)
Consists of 20,000 shares purchasable upon exercise of stock options; 2,000 shares of restricted stock granted on January 19, 2007; and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(f)
Consists of 2,000 shares of restricted stock granted on January 19, 2007 and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(g)
Consists of 3,000 shares purchasable upon exercise of stock options; 2,000 shares of restricted stock granted on January 19, 2007; and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Schlessinger's re-election as a director. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(h)
Consists of 4,000 shares held jointly by Mr. Schwartz with his wife; 13,000 shares purchasable upon exercise of stock options; 2,000 shares of restricted stock granted on January 19, 2007; and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(i)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on May 10, 2007, all of such shares may be deemed to be beneficially owned by FMR Corp. ("FMR"), as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund amounted to 7.031% of the shares then outstanding, and the ownership of one other investment company, Fidelity Small Cap Stock Fund amounted to 5.693% of the shares then outstanding. Edward C. Johnson 3d, FMR, through its control of Fidelity Management & Research Company (a wholly-owned subsidiary of FMR), and the funds each has sole dispositive power with respect to all of the shares. Neither FMR, nor Edward C. Johnson 3d, as Chairman of FMR, has sole voting power with respect to the shares, which power resides with the funds' Boards of Trustees. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 0.831% of the shares then outstanding as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power with respect to all of the shares beneficially owned by PGATC. Fidelity International Limited ("FIL") is the beneficial owner of 0.016% of the shares then outstanding. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR, and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934.

(j)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on September 27, 2007. According to that filing, each of Stadium Capital Management, LLC ("SCM"), Alexander M. Seaver ("Seaver"), Bradley R. Kent ("Kent"), and Stadium Capital Partners, L.P. ("SCP") own the aggregate number of shares specified on the above table. SCM, Mr. Seaver, and Mr. Kent each share dispositive power over 777,452 of the shares and SCP shares dispositive power over 641,099 of the shares. Also according to that filing, (i) SCM is an investment adviser whose clients, including SCP, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock held, (ii) Mr. Seaver and Mr. Kent are the Managing Members of SCM, which is the general partner of SCP, and (iii) SCP filed the statement jointly with the other filers, but not as a member of a group and expressly disclaimed membership in a group.

(k)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on October 29, 2007. According to that filing, Wells Fargo & Company, an investment advisor, filed on its own behalf and on behalf of the following subsidiaries, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. Also according to that filing, aggregate beneficial ownership reported by Wells Fargo & Company was on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary. Each of Wells Fargo & Company and Wells Capital Management Incorporated hold sole dispositive power over all of the shares.

(l)
Information is based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. According to that filing, Renaissance Technologies Corp. ("RTC") beneficially owns all of the shares specified on the above table and Dr. James H. Simons beneficially owns the shares beneficially owned by RTC because of Dr. Simons' position as control person of RTC. Also according to that filing, certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the shares and RIEF Trading LLC holds of record more than 5% of such shares. Each of RTC and Dr. Simons hold sole dispositive power over all of the shares.

(m)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2007. According to that filing, Tiger Consumer Management, LLC serves as the management company of a domestic private investment partnership. Tiger Consumer Management, LLC also serves as the investment manager of an offshore investment vehicle. Patrick F. McCormack is the managing member of Tiger Consumer Management, LLC. In accordance with the foregoing, Tiger Consumer Management, LLC may be deemed to beneficially own the shares owned by the various entities managed by Tiger Consumer Management, LLC and Mr. McCormack may be deemed to beneficially own the shares owned by the various entities managed by Tiger Consumer Management, LLC. Also according to that filing, Tiger Consumer Management, LLC and Mr. McCormack share dispositive power over the shares.

(n)
Information is based on the Schedule 13D/A filed with the Securities and Exchange Commission on June 19, 2006. According to that filing, Robert Brown, a general partner of MVP Distribution Partners and its affiliates, including Meridian Venture Partners, beneficially owns 83,942 shares of the Company's Common Stock, which are not included in the above table. Robert Brown, in his capacity as sole trustee and beneficiary of Venture Investment Management, Inc. Pension Plan, also beneficially owns 19,400 shares of the Company's Company Stock, which are not included in the above table. In addition, Robert Brown's spouse, individually, beneficially owns 31,264 shares of the Company's Common Stock, which are not included in the above table.

(o)
Includes the following number of shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) by the following persons: Dan W. Matthias—192,475, Rebecca C. Matthias—192,475, Edward Krell—51,000, Joseph A. Goldblum—24,000, Elam M. Hitchner, III—20,000, David Schlessinger—3,000 and William A. Schwartz, Jr.—13,000. Also, includes the following number of shares of restricted stock owned (or which may be deemed to be owned) by the following persons: Dan W. Matthias—17,048, Rebecca C. Matthias—17,048, Edward Krell—35,000, Joseph A. Goldblum—4,000, Elam M. Hitchner, III—4,000, Anne T. Kavanagh—4,000, David Schlessinger—4,000 and William A. Schwartz, Jr.—4,000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of ownership (on Form 3) and reports of changes in ownership of the Common Stock and other equity securities of the Company (on Forms 4 and 5). Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, all Section 16(a) reports for the fiscal year ended September 30, 2007 were timely filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently or has been at any time since the Company's incorporation, an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Board of Directors or compensation committee of any other company.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        The Company's Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board has seven members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Ms. Rebecca C. Matthias, Mr. Joseph A. Goldblum, and Mr. David Schlessinger, for terms expiring at the Annual Meeting of Stockholders to be held following fiscal year 2010 (the "2011 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

        The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors For a Three-Year
Term Expiring at the 2011 Annual Meeting

        Rebecca C. Matthias, 54, co-founded the Company in 1982 (along with Dan W. Matthias) and has served as a director of the Company and its President since its inception. Ms. Matthias is also currently serving as the Company's Chief Creative Officer and Acting Chief Merchandising Officer. From January 1993 to May 2007, Ms. Matthias also served as the Company's Chief Operating Officer. In 1992, Ms. Matthias was chosen as "Regional Entrepreneur of the Year" by Inc. Magazine and Merrill Lynch

Corporation, and in September 2003, Ms. Matthias was recognized as a top woman entrepreneur by the United States Small Business Administration. Prior to co-founding the Company, Ms. Matthias was a construction engineer for the Gilbane Building Company. Additionally, Ms. Matthias serves as a director on the Board of Directors of CSS Industries, Inc.

        Joseph A. Goldblum, 58, has served as a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc., a general partner of G-II Family Partnership L.P., since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996.

        David Schlessinger, 52, has served as a director of the Company since January 2002. Mr. Schlessinger is the founder and Chairman of the Board of Five Below, Inc., an extreme-value retailer in the teen and pre-teen market, a position that he has held since January 2002. He has been engaged in personal investment activities as well as consulting and board services with private companies since 1998. Mr. Schlessinger founded Zany Brainy, a retail children's educational products company, in 1991 and served as Zany Brainy's Chief Executive Officer until 1996 and as its Chairman until 1998. He founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2009 Annual Meeting

        William A. Schwartz, Jr., 68, has served as a director of the Company since August 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, Inc., a retailer of optical products and services, a position that he has held since 1995. Mr. Schwartz currently is a director of U.S. Vision, Inc. and Commerce Bancorp.

        Anne T. Kavanagh, 48, has served as a director of the Company since September 2006. Ms. Kavanagh is the founder and Chief Executive Officer of New York-based Kavanagh Consulting L.L.C., a consulting services company focused on corporate financial and strategic advice. Prior to founding her own consulting services business, Ms. Kavanagh served in a variety of senior executive positions in the investment banking industry, including with PaineWebber, Prudential Securities, Salomon Brothers, NatWest Securities and Drexel Burnham Lambert.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2010 Annual Meeting

        Dan W. Matthias, 64, co-founded the Company in 1982 (along with Rebecca C. Matthias) and has served as Chairman of the Board since its inception. From 1983 to 1993, he served as the Company's Executive Vice President, and since January 1993, Mr. Matthias has been the Company's Chief Executive Officer. Prior to co-founding the Company, Mr. Matthias had been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

        Elam M. Hitchner, III, 61, has served as a director since January 1994. Mr. Hitchner was a partner in the law firm of Pepper Hamilton LLP, in Philadelphia, Pennsylvania, which provides legal services to the Company, from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and subsequently as Of Counsel through 2004. Commencing in 2005, Mr. Hitchner began providing consulting services to the firm. Mr. Hitchner does not participate in the provision of legal services to the Company. From July 1999 until December 31, 2000, Mr. Hitchner was a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania. Mr. Hitchner serves as a director and member of the audit, compensation, and governance and nominating committees of eResearchTechnology, Inc.

        Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.

        The Board of Directors recommends a vote FOR Proposal 1 to elect all Nominees to the Board of Directors for a Three-Year Term Expiring at the 2011 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of our Board of Directors (the "Committee") has developed and implemented compensation policies, plans and programs that seek to enhance our profitability, and thus stockholder value, by aligning the financial interests of our senior management with those of our stockholders. Our compensation arrangements are designed to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities, in the best long-term interests of our stockholders.

Composition of Committee

        The Committee currently consists of Joseph A. Goldblum, David Schlessinger and William A. Schwartz, Jr. None of these individuals has ever been an officer or employee of the Company. Each member of the Committee is considered an "independent director" under Nasdaq rules and the rules of the SEC. The Report of the Compensation Committee is set forth below after this "Compensation Discussion & Analysis" section.

        The Committee meets at least once annually regarding compensation decisions. In the 2007 fiscal year the Committee met five times.

Significant Actions Taken

        The Committee took action with respect to the following items either during or since the end of the 2007 fiscal year.

        1)    Approval of annual salary increases upon conclusion of the 2006 and 2007 fiscal years;

        2)    Approval of cash bonuses and equity grants with respect to 2006 fiscal year performance;

        3)    Establishment of targets for cash bonus and equity bonus potentially payable with respect to 2007 fiscal year performance;

        4)    Approval of restated Employment Agreements and Supplemental Retirement Agreements for Mr. and Ms. Matthias; and

        5)    Approval of a restated Employment Agreement and a special, one-time stock grant to Mr. Krell, in each case in connection with his promotion to the additional role of Chief Operating Officer.

        The Committee's specific decisions, and the reasoning behind those decisions, are further described below.

Total Compensation and Allocation Between Compensation Elements

        Both the total amount of compensation paid to our named executive officers and the portion of total compensation represented by each element of compensation have been determined by the Committee with reference to the individual capabilities, contributions and strategic importance of each executive officer. The Committee members apply their independent judgment and experience in making these subjective determinations.

        Other significant factors that may be considered by the Committee include the executive's experience and expertise, the pay levels for peers within the Company, the pay levels in the marketplace for similar positions and our performance as a whole. In evaluating these considerations, the Committee may seek the input of an independent compensation consultant. For example, in connection with the revisions to director compensation for the 2007 fiscal year, as well as in connection with the March 2007 restatement of Mr. and Ms. Matthias' Employment Agreements, the Committee retained The Hay Group.

Benchmarking

        As noted above, one reason the Committee may retain an independent consultant is to evaluate compensation decisions in the context of similar decisions made by other companies in our industry. In that case, we look to the consultant to help us identify these "peer" companies. In connection with the March 2007 restatement of Mr. and Ms. Matthias' Employment Agreements, The Hay Group identified the following companies as our current "peers" which were reviewed by The Hay Group in connection with Mr. and Ms. Matthias' Employment Agreements.

Peer Companies used for Mr. and Ms. Matthias'
Compensation Comparisons

Aeropostale, Inc.	dELiA's Inc.
BEBE	Dress Barn, Inc.
Cache	Guess, Inc.
Casual Male Retail Group, Inc.	Gymboree
Cato Corporation	J. Crew Group, Inc.
Charlotte Russe Holding, Inc.	Jos. A. Bank Clothiers, Inc.
Chico's FAS	New York & Co., Inc.
Christopher & Banks Corp.	Tween Brands
Coldwater Creek, Inc.	United Retail Group, Inc.
DEB Shops, Inc.	Wet Seal, Inc.

Participation of Management in the Compensation Process

        Mr. and Ms. Matthias are regularly consulted by the Committee with respect to compensation decisions regarding, and the individual performance of, named executive officers other than themselves. While Mr. and Ms. Matthias' input in such matters is afforded great weight, the ultimate decision on all named executive officer compensation matters is made only by the Committee or the Board.

        The individual performance of Mr. and Ms. Matthias is evaluated by the Committee and the Board, without input from any manager.

        At the request of the Committee, management assembles and distributes to the Committee, in advance of its meeting or meetings, such information requested by the Committee to assist the Committee in its compensation decisions. Such information may include corporate financial data, historical compensation data or information regarding the accounting, tax or legal consequences of proposed compensation arrangements, as prepared by internal personnel or external advisors.

Effect of Historical Contractual Arrangements

        The Committee's compensation decisions are made in light of our current and foreseeable future circumstances and with an eye toward conformity with perceived "best practices." However, the Committee's approach to compensation is also influenced by our existing contractual commitments to named executive officers, some of which originated many years ago. When appropriate and practicable, the Committee will negotiate with named executive officers to update such "legacy" commitments to reflect changed circumstances or evolving commercial practices. The restatement of Mr. and Ms. Matthias' Employment Agreements (discussed below) was motivated, in part, by the Committee's desire to update contractual commitments that originated more than 12 years ago.

Elements of Compensation

        The principal elements of our named executive officers' compensation are: (1) base salary, (2) annual cash bonuses, (3) equity-based incentives, (4) severance and change in control benefits, and (5) in the case of Mr. and Ms. Matthias, supplemental retirement benefits.

        Base Salary:    Base salaries constitute compensation for discharging job responsibilities and are intended to achieve comparability with the base salaries of senior executives at similar companies, taking into account such factors as the individual executive's experience, tenure and alternative employment opportunities.

        Individual salary adjustments take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and is not intended to correlate to specific corporate performance measures.

        The Committee's decisions regarding 2007 and 2008 fiscal year salary increases are reflected below:

Executive Officer	Fiscal Year 2006 Base Salary	Fiscal Year 2007 Base Salary		Fiscal Year 2008 Base Salary
Dan W. Matthias—Chief Executive Officer	$506,479	$531,803		$542,439
Rebecca C. Matthias—President, Chief Creative Officer and Acting Chief Merchandising Officer	$506,479	$531,803		$542,439
Edward M. Krell—Chief Operating Officer & Chief Financial Officer	$425,000	$525,000	(1)	$530,998
David Mangini—Executive Vice President—Merchandising	$488,102	$502,745		N/A	(2)

(1)
Prior to his promotion on May 15, 2007, Mr. Krell's base salary rate for FY 2007 was $437,750. The amount shown reflects his base salary rate following that promotion.

(2)
Effective October 29, 2007, Mr. Mangini ended his service as an employee and a named executive officer of the Company and began a consulting relationship with the Company. See "Potential Payments upon Termination or Change in Control" below for a discussion of the arrangement with Mr. Mangini.

        With respect to Mr. and Ms. Matthias, we are contractually obligated to increase their base salaries by a minimum amount to reflect annual increases in the cost of living, as measured by the federal government. Their 2007 fiscal year increase was 5% and exceeded the minimum required increase, based on the Committee's view that the Company's strong financial results in the preceding fiscal year were attributable in part to particularly effective individual performance by Mr. and Ms. Matthias during that year.

        Mr. Krell's base salary increase for the 2007 fiscal year, prior to his promotion to the additional role of Chief Operating Officer, and Mr. Mangini's base salary increase for the 2007 fiscal year were each approximately 3% and were intended to reflect changes in the cost of living. The larger subsequent increase in Mr. Krell's base salary reflected his promotion to the additional role of Chief Operating Officer and the associated increase in his authority and responsibility.

        Each named executive officer's base salary increase for the 2008 fiscal year was intended solely to reflect changes in the cost of living since his or her last increase.

        Annual Bonus:    We pay annual bonuses in cash based on our achievement of corporate performance goals established by the Committee, with input from senior management. The target amount for each executive's annual bonus is expressed as a percentage of the executive's base salary. The percentage is based primarily on the executive's level of responsibility (and, therefore, his or her ability to influence our business results). For Mr. and Ms. Matthias and Mr. Krell, the target percentages were established contractually in their Employment Agreements. As illustrated below in the table entitled "Grants of Plan-Based Awards" under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards," each executive's actual bonus payment may be lower or higher than the target amount, based on actual corporate performance relative to the specified goals.

        The Committee has utilized this same annual bonus approach for several years, although the arrangement was only recently codified as our "Management Incentive Program." The terms of the Management Incentive Program are described in greater detail in the Proxy Statement for our January 19, 2007 Annual Meeting of Stockholders.

        For the 2006 and 2007 fiscal years, the Committee selected "Adjusted EBITDA" as the relevant performance metric for annual bonus purposes because it believes that continued profitability will be the key driver to increase stockholder value. For this purpose "Adjusted EBITDA" represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; and (iii) stock-based compensation expense.

        The Committee established $39,478,000 as the target level of Adjusted EBITDA for the 2006 fiscal year (an amount representing approximately 116% of actual Adjusted EBITDA for the 2005 fiscal year) and $60,386,000 as the target level of Adjusted EBITDA for the 2007 fiscal year (an amount representing approximately 117% of actual Adjusted EBITDA for the 2006 fiscal year). Based on our actual Adjusted EBITDA, annual bonuses were paid to named executive officers at maximum levels with respect to the 2006 fiscal year and no annual bonuses were paid to named executive officers with respect to the 2007 fiscal year.

        Following consultation with The Hay Group and in connection with the restatement of Mr. and Ms. Matthias' Employment Agreements, the Committee concluded that the target and maximum levels of Mr. and Ms. Matthias' annual bonuses were low relative to the bonus opportunities of the chief executive officers and presidents of our peer companies. Accordingly, beginning with the 2008 fiscal year, Mr. and Ms. Matthias' annual bonus opportunities will therefore increase from 0 - 100% of base salary (with a bonus of 50% of base salary at target levels of performance) to 0 - 200% of base salary (with a bonus of 100% of base salary at target levels of performance).

        Similarly, beginning with the 2008 fiscal year, Mr. Krell's annual bonus opportunity will increase from 0 - 100% of base salary (with a bonus of 50% of base salary at target levels of performance) to 0 - 150% of base salary (with a bonus of 75% of base salary at target levels of performance). The Committee approved this increased bonus opportunity in light of Mr. Krell's promotion to the additional role of Chief Operating Officer and the attendant increase in his responsibilities and ability to influence corporate performance.

        In addition to maintaining an annual bonus program with payments tied to the achievement of pre-established corporate performance goals, the Committee may also authorize the payment of additional cash bonuses on a discretionary basis, to reward extraordinary corporate and/or individual accomplishments or to accomplish specific recruitment or retention objectives. No such discretionary payments were made to named executive officers during, or with respect to, the 2006 fiscal year or the 2007 fiscal year.

        Equity-Based Incentives:    The Committee first implemented the use of restricted stock last year, in light of changes in accounting standards governing equity-based compensation, the evolution in the equity compensation practices of several of our peers and the Committee's desire to reduce the usage of shares reserved for issuance under the Company's 2005 Equity Incentive Plan. For those same reasons, restricted stock continues to be the Committee's preferred form of equity-based compensation.

        The Committee makes equity incentive awards annually, based on the achievement of specified corporate performance goals in the preceding year. Such goals are established by the Committee, with input from senior management. For both the 2006 and 2007 fiscal years, the goals relevant for this purpose were the same goals used for purposes of our annual cash bonus program, as discussed above. The shares of restricted stock are issued only after corporate performance has been determined for the applicable year and, once issued, are retained only if specified service-based vesting requirements are also satisfied, subject to accelerated vesting in certain circumstances. So while the Committee's equity incentive approach reinforces the same immediate corporate financial performance objective emphasized by our annual cash bonus program, the service-based vesting condition encourages management retention and the use of stock as the form of payment rewards the creation of only sustained stockholder value.

        For the 2006 and 2007 fiscal years, only Mr. and Ms. Matthias had specified equity award targets and ranges. Those target award sizes were established contractually, in an arm's length negotiation between the executives and the Committee.

        Other named executives did not have equity award targets or ranges specified in advance of the 2006 or 2007 fiscal years. However, the Committee approached equity awards to other named executives for those years with the same general philosophy that it applied to Mr. and Ms. Matthias. Therefore, the size of other executives' awards for those years was commensurate with corporate performance, as measured by our Adjusted EBITDA, as well as the Committee's subjective perception of each executive's contribution to that performance. As further described below in Proposal 2, the Committee is proposing to codify its equity compensation approach for all named executives in an amendment to the Company's 2005 Equity Incentive Plan. Accordingly, for 2008 and future fiscal years, equity award targets and ranges for all named executive officers may be specified in advance.

        Just as described above with respect to discretionary cash bonuses, the Committee may also from time to time issue equity awards on a discretionary basis, in recognition of extraordinary corporate or individual achievements or to accomplish specific recruitment or retention objectives. Two such awards were made in the 2007 fiscal year to a named executive officer. In November 2006 Mr. Krell was granted 20,000 shares of restricted stock in recognition of his performance in the 2006 fiscal year. Also, in recognition of his promotion to the additional role of Chief Operating Officer, Mr. Krell was granted 15,000 shares of restricted stock. Details of these awards, as well as the other awards described above, are shown below in the table entitled "Grants of Plan-Based Awards."

        Severance and Change in Control Benefits:    The specific terms of our severance and change in control arrangements are discussed below under the heading "Potential Payments Upon Termination or Change in Control."

        The Committee has noted the prevalence of severance and change in control arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. Specifically, the Committee has concluded that such commitments are required to retain the continued service of Mr. and Ms. Matthias and Mr. Krell and, in the case of any potential change in control, to enable those executives to evaluate objectively the benefits to our stockholders of the transaction, notwithstanding its potential effects on their own job security.

        The Committee also believes that reasonable severance and change in control benefits (1) should be established with reference to an executive's position and current cash compensation opportunities, not with reference to his or her tenure, (2) should provide the employer with notice and an opportunity to cure any alleged good reason basis for resignation, (3) should be conditioned upon execution of a release of claims against the employer and its affiliates, and (4) should be conditioned on the executive's commitment not to compete for a reasonable period following any cessation of his or her employment.

        Recent changes to our named executive officers' severance and change in control arrangements, and the reasoning behind those changes, are discussed below.

        Dan W. Matthias and Rebecca C. Matthias:    As it has done from time to time in the past, the Committee revisited our severance and change in control commitments to Mr. and Ms. Matthias during the 2007 fiscal year. This analysis spurred a restatement of Mr. and Ms. Matthias' Employment Agreements and the implementation of Supplemental Retirement Agreements with Mr. and Ms. Matthias in March 2007. The collective impact of these actions on Mr. and Ms. Matthias' severance and change in control arrangements includes the following:

  •
  severance amounts are reduced and no longer vary based on changes in our stock price;

  •
  we are less likely to be denied tax deductions, or be required to make excise tax "gross-up" payments, as a result of the application of the so-called "golden parachute" rules of Sections 280G and 4999 of the Internal Revenue Code;

  •
  in many change in control severance scenarios, before Mr. and Ms. Matthias become fully vested in their supplemental retirement benefits or at times when our stock price is relatively high, our aggregate liability under the restated Employment Agreements and Supplemental Retirement Agreements is substantially reduced in comparison to our severance liabilities under the prior Employment Agreements. However, upon a non-change in control severance at a time when Mr. and Ms. Matthias are fully vested in their supplemental retirement benefits, the reduction in severance payments may be fully offset (or even exceeded) by the liability associated with the supplemental retirement benefits;

  •
  other than in connection with a termination "for cause," we will provide lifetime continuation of group health insurance coverage to Mr. and Ms. Matthias. The executives will be required to pay for this coverage if it is triggered by a resignation without good reason before October 1, 2009; and

  •
  any severance payments to Mr. and Ms. Matthias are now conditioned on their execution of a general release of claims against us and our affiliates.

The net result of these changes was to exchange a volatile, difficult to predict and potentially very large liability for a still sizable (but in many cases, smaller) obligation that is both stable and predictable. In making these changes, the Committee believes that it has brought Mr. and Ms. Matthias' severance and change in control arrangements in line with current commercial practice.

        Edward M. Krell:    As noted above, upon his promotion to the additional role of Chief Operating Officer during the 2007 fiscal year, various changes were made to the terms of Mr. Krell's employment to reflect his added duties. Those changes did not materially alter his severance or change in control rights, other than to provide him with a right to resign and receive severance benefits if our Board appoints a new CEO (other than Mr. or Ms. Matthias) without his consent, or if the individual serving as our CEO on April 1, 2010 is unacceptable to him. The cash severance benefits payable to Mr. Krell in that case would be one and one half times the sum of his annual base salary and target cash bonus. That amount is half the cash severance that would be payable to Mr. Krell upon a termination without cause or resignation with good reason. The rationale behind the change was to encourage Mr. Krell's continued commitment to the Company under the widest range of leadership succession possibilities.

        Supplemental Retirement Benefits:    As discussed above, during the 2007 fiscal year, the Committee approved Supplemental Retirement Agreements with each of Mr. and Ms. Matthias. A more detailed description of these arrangements can be found below, under the heading "Pension Benefits for Fiscal Year 2007." As discussed above, the implementation of these arrangements was related to the renegotiation of Mr. and Ms. Matthias' severance and change in control arrangements.

        The Supplemental Retirement Agreements are designed both to reward past service and to encourage future service. One-third of the benefits under the arrangements immediately vested in recognition of Mr. and Ms. Matthias' 25 years of service to us. To become fully vested in these benefits, Mr. and Ms. Matthias will need to complete at least four years of additional service. The vesting of these benefits does not accelerate automatically upon a change in control, but rather only if the executive's employment is terminated by us without cause or if he or she resigns with good reason following the transaction.

Tax and Accounting Considerations Affecting Executive Compensation

        The compensation paid to our executives is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our executives are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements.

        We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standards governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards.

        As noted above, we recently altered certain of our named executives' severance and change in control arrangements to reduce the likelihood that our tax deductions with respect to those arrangements will be limited by golden parachute rules of Section 280G of the Internal Revenue Code.

        As evidenced by the adoption of our Management Incentive Program last year and the proposed amendment of the Company's 2005 Equity Incentive Plan described below, we generally attempt to structure our compensation arrangements to permit full tax deductibility within the limits of Section 162(m) of the Internal Revenue Code. However, the Committee reserves the right to approve compensation that is not fully deductible.

REPORT OF THE COMPENSATION COMMITTEE

        We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Form 10-K for the year ended September 30, 2007.

                      The Compensation Committee

                      Joseph A. Goldblum, Chairman
                      David Schlessinger
                      William A. Schwartz, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information about all compensation earned during our fiscal year ended September 30, 2007 by the individuals who served as our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executives (collectively referred to as the "named executive officers"):

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)		Total ($)
Dan W. Matthias, Chief Executive Officer	2007	531,803		—	408,803	48,825	—	529,217	10,162	(3)	1,528,810
Rebecca C. Matthias, President, Chief Creative Officer and Acting Chief Merchandising Officer	2007	531,803		—	408,803	48,825	—	662,580	9,218	(3)	1,661,229
Edward M. Krell, Chief Operating Officer & Chief Financial Officer	2007	470,972	(4)	—	239,175	196,527	—	—	17,444	(5)	924,118
David Mangini, Executive Vice President, Merchandising (6)	2007	502,745		—	52,121	12,136	—	—	1,777	(7)	568,779

(1)
The amounts in the columns under "Stock Awards" and "Option Awards" reflect the amounts recognized for financial reporting purposes for the 2007 fiscal year. In accordance with FAS 123(R), these amounts are attributable to awards granted both during and prior to the 2007 fiscal year. Assumptions used in the calculation of these amounts are included in Note 2.u. to our audited financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year.

(2)
The values shown for each of Dan and Rebecca Matthias under the heading "Change in Pension Value and Nonqualified Deferred Compensation Earnings" reflect the amounts recognized for financial reporting purposes for the 2007 fiscal year related to the benefit accrued for each of them under their respective Supplemental Retirement Agreements.

(3)
The values shown for each of Dan and Rebecca Matthias under the heading "All Other Compensation" represent amounts paid by the Company for each executive's automobile lease payments (limited to the portion estimated to represent personal use of such automobile), tax return preparation fees, life insurance premiums and, for Mr. Matthias, certain club membership dues.

(4)
Prior to his promotion on May 15, 2007, Mr. Krell's base salary rate for the 2007 fiscal year was $437,750. After his promotion and for the balance of the 2007 fiscal year, his base salary rate was $525,000.

(5)
The values shown for Mr. Krell under the heading "All Other Compensation" represent amounts paid by the Company for Mr. Krell's automobile lease payments (limited to the portion estimated to represent personal use of such automobile), life insurance premiums and disability insurance premiums.

(6)
Effective October 29, 2007, Mr. Mangini ended his service as an employee and a named executive officer of the Company and began a consulting relationship with the Company. See "Potential

  Payments upon Termination or Change in Control" below for a discussion of the arrangement with Mr. Mangini.

(7)
The value shown for David Mangini under the heading "All Other Compensation" represents amounts paid by the Company for Mr. Mangini's automobile lease payments (limited to the portion estimated to represent personal use of such automobile).

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during our fiscal year ended September 30, 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)
										Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan W. Matthias	12/13/2006 11/22/2006 12/27/2006		53,180	265,902	531,803	1,500	15,000	20,000	20,000	1,588,500 N/A
Rebecca C. Matthias	12/13/2006 11/22/2006 12/27/2006		53,180	265,902	531,803	1,500	15,000	20,000	20,000	1,588,500 N/A
Edward M. Krell	12/13/2006 11/22/2006 5/15/2007	(5)	52,500	262,500	525,000				20,000 15,000	1,017,000 523,500
David Mangini	12/13/2006 11/22/2006		50,275	251,373	502,745				6,000	305,100

(1)
The amounts in the column under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential threshold, target and maximum bonuses available to the named executive officers under the Company's Management Incentive Program and, in the case of Mr. and Ms. Matthias and Mr. Krell, under each such executive's Employment Agreement. The term "Threshold" means the lowest non-zero amount that could be paid as a bonus under the Company's Management Incentive Program if a bonus is payable for the applicable fiscal year. The threshold is not a minimum bonus. There is no minimum bonus under the Company's Management Incentive Program. If specified performances objectives are not met for the applicable fiscal year, no bonus is payable for that fiscal year pursuant to the Management Incentive Program. In fact, in light of the Company's actual performance for the 2007 fiscal year, there were no payouts under the Management Incentive Program in that fiscal year.

(2)
The amounts in the columns under "Estimated Future Payouts Under Equity Incentive Plan Awards" represent potential threshold, target and maximum restricted stock awards available to Mr. and Ms. Matthias pursuant to their respective Employment Agreements. The term "Threshold" means the lowest non-zero number of shares of restricted stock that could be issued under each Employment Agreement if the performance criteria as set by the Compensation Committee is met for the applicable fiscal year. The threshold is not a minimum number of shares that are required to be issued. There is no minimum number of shares of restricted stock under the Employment Agreements that are required to be issued. If specified performances objectives are not met for the applicable fiscal year, no shares of restricted stock are issuable for that fiscal year. In fact, in light of the Company's actual performance for the 2007 fiscal year, there were no issuances of restricted stock to Mr. or Ms. Matthias in respect of the 2007 fiscal year performance.

(3)
The amounts in the column under "All Other Stock Awards" represent shares of restricted stock awarded under the Company's 2005 Equity Incentive Plan, each of which vest over time. The vesting schedule is described in the footnotes to the "Outstanding Equity Awards at Fiscal 2007 Year-End" table below.

(4)
The amounts in the column under "Grant Date Fair Value of Stock and Option Awards" represent the fair value of the awards on the date of grant, as computed in accordance with FAS 123(R). No value is assigned to the performance share grants of Mr. and Ms. Matthias because it is unknown when those grants, even if earned, would have been issued. If earned, the grants would have been subject to approval of the Company's stockholders. As the applicable threshold was not achieved in the 2007 fiscal year, there were, and will be, no issuances of performance shares to either Mr. or Ms. Matthias with respect to the 2007 fiscal year. The grant date fair value of each of the November 22, 2006 awards to Mr. and Ms. Matthias is in excess of the aggregate market price on the date of grant of the number of shares awarded because the Company had expected to issue an option award with one year vesting to each of Mr. and Ms. Matthias (as required under their then effective Employment Agreements) and had begun to expense such expected awards under FAS 123(R) during fiscal 2006. On November 14, 2006 pursuant to an amendment to Mr. and Ms. Matthias respective Employment Agreements, the Board decided to issue restricted stock with two year vesting instead of options with one year vesting to Mr. and Ms. Matthias, with the number of shares of restricted stock to be granted to Mr. and Ms. Matthias equal to one-third of the number of options which would have been granted pursuant to their Employment Agreements prior to this amendment. As a result, on November 14, 2006, the Company determined the award value of the November 22, 2006 restricted stock grants in accordance with the modified award provisions of FAS 123(R).

(5)
Mr. Krell's bonus threshold, target and maximum were set as a percentage of base salary in accordance with the terms of the Company's Management Incentive Program. However, Mr. Krell's base salary increased in connection with his May 15, 2007 promotion. See footnote 4 to the "Summary Compensation Table."

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of September 30, 2007, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Dan W. Matthias (2)	25,000 25,000 60,000 15,000 11,475 40,000 8,000	32,000	9.125 9.000 9.500 7.700 23.620 12.860 10.010	01/15/08 11/17/08 10/02/10 11/15/11 11/20/13 11/24/14 11/28/15	20,000	373,400
Rebecca C. Matthias (3)	25,000 25,000 60,000 15,000 11,475 40,000 8,000	32,000	9.125 9.000 9.500 7.700 23.620 12.860 10.010	01/15/08 11/17/08 10/02/10 11/15/11 11/20/13 11/24/14 11/28/15	20,000	373,400
Edward M. Krell (4)	7,000 20,000 2,000	60,000 8,000	10.210 12.860 10.010	01/17/12 11/24/14 11/28/15	35,000	653,450
David Mangini (5)	14,000 5,000 1,000	1,800 4,000	10.200 7.700 12.860 10.010	08/06/11 11/15/11 11/24/14 11/28/15	6,000	112,020

(1)
The market value is based upon the closing price of our Common Stock on September 28, 2007 ($18.67), which was the last trading day of the 2007 fiscal year.

(2)
Except for the $10.01 stock options held by Mr. Matthias, which vest in equal annual installments over a five year period, each of the stock options currently held by Mr. Matthias were fully vested on the grant date. The restricted stock currently held by Mr. Matthias vests in equal annual installments over a two year period.

(3)
Except for the $10.01 stock options held by Ms. Matthias, which vest in equal annual installments over a five year period, each of the stock options currently held by Ms. Matthias were fully vested on the grant date. The restricted stock currently held by Ms. Matthias vests in equal annual installments over a two year period.

(4)
All stock options currently held by Mr. Krell vest in equal annual installments over a five year period. The 20,000 shares of restricted stock granted on November 22, 2006 and currently held by Mr. Krell vest in equal annual installments over a five year period. The remaining 15,000 shares of restricted stock granted on May 15, 2007 and currently held by Mr. Krell vest in equal annual installments over a three year period.

(5)
On October 29, 2007, Mr. Mangini's employment with the Company ended with the result that all unvested stock options and shares of restricted stock which he held at that time were forfeited. Mr. Mangini has until January 27, 2008 to exercise any of his stock options which were vested as of October 29, 2007 or those options will be forfeited as well. All stock options and restricted stock granted to Mr. Mangini would have vested equally on an annual basis over a five year period.

Option Exercises and Stock Vested during Fiscal Year 2007

        The following table sets forth options exercised by, and stock awards vested to, our named executive officers during our 2007 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan W. Matthias	—	—	—	—
Rebecca C. Matthias	—	—	—	—
Edward M. Krell	30,000	868,500	—	—
David Mangini	35,200	910,162	—	—

Pension Benefits for Fiscal Year 2007

        As discussed above, in connection with the amendment and restatement of each of Dan and Rebecca Matthias' Employment Agreements, we entered into Supplemental Retirement Agreements with each executive on March 2, 2007 (the "SERP Agreements"). The purpose of the SERP Agreements is to provide each executive with supplemental pension benefits following their cessation of employment and to encourage each executive to continue their employment with the Company.

        The amount of the benefit payable under each SERP Agreement is the actuarial present value of a single life annuity equal to 60% of the executive's "deemed final pay," commencing upon cessation of employment. For this purpose, "deemed final pay" means an executive's current annual base salary, increased by 3% for each new fiscal year, beginning before October 1, 2012, that occurs before the executive's cessation of employment. The benefit vested 33 1/3% on March 2, 2007. Starting on September 30, 2007 and on each September 30 thereafter until fully vested, the benefit will vest either (i) 15%, if during that entire fiscal year the executive provided continuous full-time service to the Company, or (ii) 7.5%, if during that entire fiscal year the executive provided at least continuous 50% part-time service to the Company (subject to full acceleration if, following a change in control, an executive's employment ceases due to a termination without cause or a resignation with good reason).

        The SERP Agreements also required us to establish a grantor trust (also known as a "rabbi trust"), the assets of which will be used to pay benefits under the SERP Agreements (or to satisfy the claims of our general creditors in the event of our bankruptcy or insolvency). The grantor trust is funded periodically, on an actuarial basis, such that the total assets of the trust from time to time will reasonably approximate our then current obligation under the SERP Agreements (provided that, upon a change in control, we have agreed to fully fund the grantor trust, regardless of the extent to which the SERP benefits are then vested).

        The following table sets forth pension or other benefits providing for payment at, following, or in connection with, retirement, granted or accrued to our named executive officers during our 2007 fiscal year:

Pension Benefits

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($) (1)	Payments During Last Fiscal Year($) (2)
Dan W. Matthias	SERP Agreement	1 (3)	1,313,105	—
Rebecca C. Matthias	SERP Agreement	1 (3)	1,644,005	—

(1)
The values in the column with the heading "Present Value of Accumulated Benefit" represent the present value of our vested obligation under each of the SERP Agreements as recognized for financial reporting purposes for the 2007 fiscal year. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year.

(2)
Although we did not make any benefit payments under either SERP Agreement in fiscal 2007, as required by the SERP Agreements we have made the following contributions into the rabbi trust in fiscal 2007: (i) $1,215,457 under Mr. Matthias' SERP Agreement, and (ii) $1,446,974 under Ms. Matthias' SERP Agreement.

(3)
This number reflects each executive's years of service credited since the SERP Agreements became effective. Each of Mr. and Ms. Matthias' SERP Agreements provide for immediate vesting of 33 1/3% of the benefit in recognition of each executive's 25 years of prior service.

Potential Payments upon Termination or Change in Control

        We have entered into agreements with each of our current named executive officers that provide payments and benefits to the executive in the event of his or her termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our current named executive officers upon these various events. The amounts shown assume that such termination was effective as of September 30, 2007, the last day of our fiscal year, and thus includes termination-related amounts earned through such time. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our current named executive officers. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control.

        General Amounts Due Upon Termination.    Generally, upon a termination of employment for any reason, each current named executive officer is entitled to receive the payment of certain accrued obligations, including the following (none of which are included on the trigger event tables presented below for each named executive officer):

  •
  annual base salary through the date of termination, to the extent not paid;

  •
  any annual bonus earned but not previously paid with respect to a year ended prior to the date of termination;

  •
  any accrued, but unused, vacation pay;

  •
  any unreimbursed business expenses; and

  •
  the vested portion of the named executive officer's supplemental retirement benefit (applicable only as to Mr. and Ms. Matthias).

Dan W. Matthias and Rebecca C. Matthias

        Termination without Cause or Resignation for Good Reason.    Upon a termination of employment by us without "cause" or resignation for "good reason," the executive will be entitled to the following payments and/or benefits:

  •
  a cash lump sum payment in an amount equal to (A) three times(1) (i) the executive's annual base salary as in effect on the date of the termination, plus (ii) the maximum potential annual bonus payable to the executive for the year in which the termination occurs(2) and (B) any accrued but unpaid vacation pay (the "Severance Payment");

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year;

  •
  a pro-rata portion of the restricted stock or restricted stock units that otherwise would have been earned by the executive for the fiscal year of termination, based on actual corporate and/or individual performance for that fiscal year;

  •
  continued provision of the following benefits for a period of 36 months(1) following termination: (1) automobile allowance including applicable insurance coverage, (2) coverage under a supplemental life insurance policy with a death benefit of $1,000,000, (3) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services, and (4) certain business publications and subscriptions;

  •
  (A) continued coverage under our group health plan until the earlier of (1) Medicare eligibility, or (2) eligibility for coverage under another employer's group health plan, and (B) following Medicare eligibility and until death, payment or reimbursement of the executive's Medicare Part B and Part D premiums and the costs of a Medicare supplement policy reasonably selected by the executive (or, if a Medicare supplement policy cannot reasonably be obtained, continued access to coverage under our group health plan);

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested;

  •
  payment for full outplacement services to an agency selected by the executive, based on customary fees charged by nationally rated firms engaged in such services;

  •
  provision, for a reasonable period of time following termination, of office space and secretarial support to assist the executive in searching for and obtaining a new position; and

  •
  at the executive's written election within 30 days following termination of employment, repurchase by the Company of all vested stock options at a price equal to the closing price of our Common Stock on the date of such election less the exercise price of such options.

        Death.    In the event that Mr. or Ms. Matthias' employment is terminated due to his or her death, the executive's executors, legal representatives or administrators will be entitled to the following payments and/or benefits:

  •
  the Severance Payment;

(1)
For purposes of any Severance Payment that becomes payable to Mr. or Ms. Matthias on or after October 1, 2009, (A) the phrase "three times" in the first bullet will be replaced with "two times," and (B) the phrase 36 months in the fourth bullet will be replaced with "24 months".

(2)
If the severance event occurs during 2008 or a later fiscal year, this component of severance would be measured with reference to the executive's target (rather than maximum) bonus amount.

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Disability.    In the event that Mr. or Ms. Matthias' employment is terminated due to his or her disability, the executive will be entitled to the payments and/or benefits described below:

  •
  monthly supplemental disability payments equal to one-sixth (1/6) of the executive's annual base salary as of the date of termination for a period of 30 months following the termination;

  •
  for a period of 30 months following the termination, (A) waiver of the applicable premium otherwise payable for COBRA continuation coverage for the executive (and, to the extent covered immediately prior to the date of the executive's termination of employment, his or her spouse and dependents), plus (B) following expiration of COBRA coverage, reimbursement, on an after-tax basis, for premiums paid for health coverage providing benefits substantially similar to those provided by us to our employees;

  •
  continued provision of the following benefits for a period of 30 months following termination: (1) automobile allowance including applicable insurance coverage, (2) coverage under a supplemental life insurance policy with a death benefit of $1,000,000, (3) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services, and (4) business publications and subscriptions;

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Amounts payable to the executives in the event of a termination due to the disability of the executive will be reduced by (1) any disability or life insurance benefits payable to the executive, with respect to the same period, under any of our funded disability or death benefit plans, policies or arrangements or under the Social Security Act and (2) by any amounts earned by the executive for the performance of personal services during the same period.

        Resignation Without Good Reason.    In the event the executive resigns his or her employment without "good reason," the executive will be entitled to the following:

  •
  in lieu of continuation coverage under COBRA, (A) continued coverage under our group health plan until the earlier of (1) Medicare eligibility, or (2) eligibility for coverage under another employer's group health plan, and (B) following Medicare eligibility and until death, payment or reimbursement of the executive's Medicare Part B and Part D premiums and the costs of a Medicare supplement policy reasonably selected by the executive (or, if a Medicare supplement policy cannot reasonably be obtained, continued access to coverage under our group health plan). However, if Mr. or Ms. Matthias resigns without "good reason" prior to October 1, 2009, then he or she would be required to pay the monthly applicable premium to the Company for the coverage provided under both (A) and (B) above; and

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year.

        Termination for Cause.    In the event the executive's employment is terminated for "cause," the executive will be entitled to payment of all accrued and unpaid base salary and other benefits and perquisites as of the date of termination.

        Resignation Following a Change in Control.    In the event the executive elects to terminate his or her employment more than six months following a change in control, the executive will be entitled to receive the same benefits described above under "Termination Without Cause or Resignation for Good Reason." In addition, Mr. and Ms. Matthias will be entitled to the following:

  •
  if it is determined that any payment by us to or for the benefit of the executive would be a so-called "excess parachute payment" and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after tax position as if no excise tax had been applicable ("parachute gross-up payment"), provided that the parachute gross-up payment will only be payable if the total of all payments by us to or for the benefit of the executive, inclusive of such parachute gross-up payment, (on an after tax basis to the executive) will be at least 20% more than the largest amount that could be payable to the executive (on an after tax basis to the executive) without causing the application of the excise tax described above. However, if the executive resigns his or her employment within six months following a change in control, payments by us to or for the benefit of the executive shall be limited to the largest amount that could be payable to the executive without causing the application of the excise tax described above.

        Mr. and Ms. Matthias are bound by certain non-competition and non-solicitation covenants which extend for a period of 2 years following termination of employment. In order to receive any severance or termination payments or benefits described above, the executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

        Cause.    Mr. and Ms. Matthias' employment may be terminated by us for "cause" upon the occurrence of any of the following: (i) the executive's material breach of any of his or her material obligations with respect to the confidentiality or non-compete provisions of his or her Employment Agreement; or (ii) other conduct of the executive involving any type of material disloyalty to the Company or willful misconduct with respect to the Company, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or conviction of a felony.

        Good Reason.    Mr. and Ms. Matthias may terminate his or her employment for "good reason" upon the occurrence of any of the following without his or her prior consent: (i) a material, adverse change in title, authority or duties (including the assignment of duties materially inconsistent with the executive's position); (ii) a reduction in base salary or bonus opportunity; or (iii) a requirement that the executive relocate his or her current place of residence. The foregoing events or conditions will only constitute "good reason" if the executive provides us with written objection to the event or condition giving rise to such breach within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 15 days of receiving that written objection, the executive then resigns his or her employment within 30 days following the expiration of that cure period.

        Disability.    Under Mr. and Ms. Matthias' respective Employment Agreements, "disability" is defined as the executive's inability, after any reasonable accommodation required by law, to perform his or her duties and responsibilities by reason of illness, injury or incapacity for more than six (6) consecutive months.

        Change in Control.    The "change in control" provisions of the executives' Employment Agreements will be triggered upon the first to occur of any of the following:

  •
  the sale, transfer, assignment or other disposition (including by merger or consolidation) by our stockholders, in one transaction or a series of related transactions, of more than 35% of the voting power represented by our then outstanding stock to one or more persons, other than any such sales, transfers, assignments or other dispositions by such stockholders to their respective affiliates;

  •
  the sale of all or substantially all of our assets to any other person in any sale or series of related sales; or

  •
  any person becoming a beneficial owner of 35% or more of the votes entitled to be cast at an election of our directors.

        Assuming one of the following events occurred on September 30, 2007, Mr. Matthias' payments and benefits have an estimated value of:

	Severance Payment ($)		Supplemental Retirement Benefit Enhancement ($) (1)	Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Pro-Rata Grant of 2007 Performance Shares ($)		Value of Options Subject to Acceleration ($) (2)	Value of Restricted Stock Subject to Acceleration ($) (3)	Parachute Gross-up Payment ($)		Total ($)
For Cause	—		—	—		—		—		—		—	—	—		0
Voluntary Resignation (without Good Reason)	—		—	0	(5)	—		—		—		—	—	—		0
Death	3,190,818	(4)	—	0	(5)	—		—		—		277,120	373,400	—		3,841,338
Disability	2,450,426	(6)	—	0	(5)	28,115	(7)	53,540	(8)	—		277,120	373,400	—		3,182,601
Without Cause or for Good Reason	3,190,818	(4)	—	0	(5)	108,907	(9)	133,540	(10)	0	(11)	277,120	373,400	—		4,083,785
Voluntary Resignation more than six months after a Change in Control (without Good Reason) (13)	3,190,818	(4)	—	0	(5)	108,907	(9)	133,540	(10)	0	(11)	277,120	373,400	0	(12)	4,083,785
Without Cause or for Good Reason after a Change in Control	3,190,818	(4)	2,233,905	0	(5)	108,907	(9)	133,540	(10)	0	(11)	277,120	373,400	0	(12)	6,317,690
Change in Control (without termination)	—		—	—		—		—		—		277,120	373,400	0	(12)	650,520

(1)
This amount represents the value of the accelerated vesting of Mr. Matthias' supplemental retirement benefit by virtue of the event described. See the "Pension Benefits" table for the value of Mr. Matthias' unenhanced supplemental retirement benefit.

(2)
This amount represents the value of unvested stock options to purchase an aggregate of 32,000 shares of Common Stock, based on the difference between the exercise price of the options and $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(3)
This amount represents the value of 20,000 shares of unvested Common Stock, based on $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year.

(4)
This amount is equal to three times the sum of (i) Mr. Matthias' annual base salary as of September 30, 2007, and (ii) the maximum potential annual bonus payable to Mr. Matthias for the 2007 fiscal year.

(5)
No bonus was earned as the performance objectives for the 2007 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Mr. Matthias in the 2007 fiscal year. The amount presented in the above table is equal to a pro-rata portion of the annual bonus that Mr. Matthias would otherwise have been entitled to receive for the 2007 fiscal year, but for his termination of employment.

(6)
This amount represents the present value of 30 months of supplemental disability payments equal to one-sixth of Mr. Matthias' annual base salary, including the value of any benefit payable during that 30-month period under our long-term disability plan. The aggregate benefit payable under our long-term disability plan for the 30-month period would be $120,000.

(7)
This amount represents premium payments for 30 months of health coverage.

(8)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 36 months, with an estimated aggregate value of $30,050, (ii) 36 months of premiums payable for coverage under a $1,000,000 supplemental life insurance policy, with an estimated aggregate value of $8,040, (iii) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services for 36 months, with an estimated aggregate value of $12,750, and (iv) 36 months of business publications delivery, with an estimated aggregate value of $2,700.

(9)
This amount represents the present value of our healthcare continuation commitment, as estimated for financial statement reporting purposes for our 2007 fiscal year.

(10)
This amount represents the items described in footnote 8, plus payment of full outplacement services and use of, for a reasonable period of time following termination, office space and secretarial support to assist Mr. Matthias in attaining new employment, with an estimated aggregate value of $80,000 (for one-year of services).

(11)
These grants were not earned as the performance objectives for the 2007 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum performance share awards that were available to Mr. Matthias in the 2007 fiscal year.

(12)
Our parachute gross-up analysis includes an assumption that Mr. Matthias' non-compete commitments have a fair market value of at least $2,200,000, which is equal to approximately 2 times the sum of (1) Mr. Matthias' 2008 base salary and (2) Mr. Matthias' target annual bonus for the 2008 fiscal year. While we have not solicited a formal valuation of the non-compete, based on Mr. Matthias' role and responsibilities with us, we believe the value is reasonable. A parachute gross-up payment would not be payable if Mr. Matthias resigned his employment with the Company without good reason during the six-month period immediately following a change in control.

(13)
These benefits will not be payable if Mr. Matthias resigns his employment with the Company without good reason during the six-month period immediately following a change in control.

        Assuming one of the following events occurred on September 30, 2007, Ms. Matthias' payments and benefits have an estimated value of:

	Severance Payment ($)		Supplemental Retirement Benefit Enhancement ($) (1)	Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Pro-Rata Grant of 2007 Performance Shares ($)		Value of Options Subject to Acceleration ($) (2)	Value of Restricted Stock Subject to Acceleration ($) (3)	Parachute Gross-up Payment ($)		Total ($)
For Cause	—		—	—		—		—		—		—	—	—		0
Voluntary Resignation (without Good Reason)	—		—	0	(5)	—		—		—		—	—	—		0
Death	3,190,818	(4)	—	0	(5)	—		—		—		277,120	373,400	—		3,841,338
Disability	2,450,426	(6)	—	0	(5)	28,115	(7)	85,286	(8)	—		277,120	373,400	—		3,214,347
Without Cause or for Good Reason	3,190,818	(4)	—	0	(5)	108,907	(9)	165,286	(10)	0	(11)	277,120	373,400	—		4,115,531
Voluntary Resignation more than six months after a Change in Control (without Good Reason) (13)	3,190,818	(4)	—	0	(5)	108,907	(9)	165,286	(10)	0	(11)	277,120	373,400	0	(12)	4,115,531
Without Cause or for Good Reason after a Change in Control	3,190,818	(4)	2,613,319	0	(5)	108,907	(9)	165,286	(10)	0	(11)	277,120	373,400	0	(12)	6,728,850
Change in Control (without termination)	—		—	—		—		—		—		277,120	373,400	0	(12)	650,520

(1)
This amount represents the value of the accelerated vesting of Ms. Matthias' supplemental retirement benefit by virtue of the event described. See the "Pension Benefits" table for the value of Ms. Matthias' unenhanced supplemental retirement benefit.

(2)
This amount represents the value of unvested stock options to purchase an aggregate of 32,000 shares of Common Stock, based on the difference between the exercise price of the options and $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(3)
This amount represents the value of 20,000 shares of unvested Common Stock, based on $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year.

(4)
This amount is equal to three times the sum of (i) Ms. Matthias' annual base salary as of September 30, 2007, and (ii) the maximum potential annual bonus payable to Ms. Matthias for the 2007 fiscal year.

(5)
No bonus was earned as the performance objectives for the 2007 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Ms. Matthias in the 2007 fiscal year. The amount presented in the above table is equal to a pro-rata portion of the annual bonus that Ms. Matthias would otherwise have been entitled to receive for the 2007 fiscal year, but for her termination of employment.

(6)
This amount represents the present value of 30 months of supplemental disability payments equal to one-sixth of Ms. Matthias' annual base salary, including the value of any benefit payable during that 30-month period under our long-term disability plan. The aggregate benefit payable under our long-term disability plan for the 30-month period would be $120,000.

(7)
This amount represents premium payments for 30 months of health coverage.

(8)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 36 months, with an estimated aggregate value of $65,966, (ii) 36 months of premiums payable for coverage under a $1,000,000 supplemental life insurance policy, with an estimated aggregate value of $3,870, (iii) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services for 36 months, with an estimated aggregate value of $12,750, and (iv) 36 months of business publications delivery, with an estimated aggregate value of $2,700.

(9)
This amount represents the present value of our healthcare continuation commitment, as estimated for financial statement reporting purposes for our 2007 fiscal year.

(10)
This amount represents the items described in footnote 8, plus payment of full outplacement services, and use of, for a reasonable period of time following termination, office space and secretarial support to assist Ms. Matthias in attaining new employment, with an estimated aggregate value of $80,000 (for one-year of services).

(11)
These grants were not earned as the performance objectives for the 2007 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum performance share awards that were available to Ms. Matthias in the 2007 fiscal year.

(12)
Our parachute gross-up analysis includes an assumption that Ms. Matthias' non-compete commitments have a fair market value of at least $2,200,000, which is equal to approximately 2 times the sum of (1) Ms. Matthias' 2008 base salary and (2) Ms. Matthias' target annual bonus for the 2008 fiscal year. While we have not solicited a formal valuation of the non-compete, based on Ms. Matthias' role and responsibilities with us, we believe the value is reasonable. A parachute gross-up payment would not be payable if Ms. Matthias resigned her employment with the Company without good reason during the six-month period immediately following a change in control.

(13)
These benefits will not be payable if Ms. Matthias resigns her employment with the Company without good reason during the six-month period immediately following a change in control.

Edward M. Krell

        Termination without Cause or Resignation due to Good Reason.    Upon a termination of employment without "cause" or resignation due to "good reason," Mr. Krell will be entitled to the following payments and/or benefits:

  •
  a cash lump sum payment equal to (A) three times the sum of (1) Mr. Krell's annual base salary, plus (2) his target annual bonus amount, and (B) any annual bonus payable for the year ended prior to the date of termination;

  •
  payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested;

  •
  continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

  •
  transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

  •
  continued provision, for a period of 3 years, of supplemental long term disability premiums providing a monthly disability benefit of $14,000;

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of

    (1) the end of the 3 year period following termination, or (2) his eligibility for Medicare or coverage under another employer's group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents); and

  •
  payment for full outplacement services to an agency selected by Mr. Krell, based on customary fees charged by nationally rated firms engaged in such services.

        Mr. Krell is bound by certain non-competition and non-solicitation covenants which extend for a period of 36 months following termination of employment.

        Resignation Following Appointment of a New CEO or if CEO Unacceptable.    Mr. Krell will be entitled to receive the same benefits described above under "Termination Without Cause or Resignation due to Good Reason," except that (A) the phrase "three times" in the first bullet will be replaced with "one and one half times," (B) the phrases "3 years" and "3 year" in the sixth and seventh bullet will be replaced with "18 months" and "18 month" respectively, and (C) the applicable non-compete and non-solicitation covenants will be reduced from 36 months to a period of 18 months following termination of employment.

        Death.    In the event of his termination of employment due to death, Mr. Krell's executors, legal representatives or administrators will be entitled to the following payments and/or benefits:

  •
  payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Disability.    In the event of his termination of employment due to disability, Mr. Krell will be entitled to the following payments and/or benefits:

  •
  monthly supplemental disability payments equal to one-twelfth (1/12) of his annual base salary as of the date of termination for a period of 30 months following the termination;

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of (1) the end of the 30 month period following termination, or (2) his eligibility for Medicare or coverage under another employer's group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents);

  •
  continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

  •
  transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

  •
  payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Amounts payable to Mr. Krell in the event of a termination due to disability will be reduced by (1) any disability or life insurance benefits payable to Mr. Krell, with respect to the same period, under any of our funded disability or death benefit plans, policies or arrangements, under the Social Security Act, or under Mr. Krell's supplemental long-term disability polices for which the Company pays the premiums, and (2) by any amounts earned by Mr. Krell for the performance of personal services during the same period.

        Resignation Following a Change in Control.    In the event Mr. Krell elects to terminate his employment for any reason (other than in anticipation of a termination for "cause") during the 18 month period immediately following a change in control, he will be entitled to receive the same benefits described above under "Termination Without Cause or Resignation due to Good Reason."

        In addition, Mr. Krell will be entitled to the following:

  •
  if it is determined that any payment by us to or for the benefit of Mr. Krell would be a so-called "excess parachute payment" and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, Mr. Krell shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable ("parachute gross-up payment"), provided that the parachute gross-up payment will only be payable if the total of all payments by us to or for the benefit of Mr. Krell, inclusive of such parachute gross-up payment, (on an after tax basis to Mr. Krell) will be at least 20% more than the largest amount that could be payable to Mr. Krell (on an after tax basis to Mr. Krell) without causing the application of the excise tax described above. However, if Mr. Krell resigns his employment within the 6 month period immediately following a change in control, payments by us to or for the benefit of Mr. Krell shall be limited to the largest amount that could be payable to Mr. Krell without causing the application of the excise tax described above.

        In order to receive any severance or termination payments or benefits described above, Mr. Krell is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

        Cause.    Mr. Krell's employment may be terminated by us for "cause" upon the commission of any act of fraud, theft, misconduct, negligence, or Mr. Krell's unwillingness or refusal to perform his job (other than by reason of illness, injury or incapacity).

        Good Reason.    Mr. Krell may terminate his employment for "good reason" upon the occurrence of any of the following without his prior consent: (i) a material, adverse change in title, authority or duties; (ii) a reduction in base salary or bonus opportunity; or (iii) a relocation of his principal worksite more than 50 miles. The foregoing events or conditions will only constitute "good reason" if Mr. Krell provides us with a written objection to the event or condition giving rise to the "good reason" within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, he then resigns his employment within 30 days following the expiration of that cure period.

        Resignation Following Appointment of a New CEO or if CEO Unacceptable.    In addition to the "good reason" triggers described above, Mr. Krell may resign his employment in the following instances: (i) within 90 days of the date on which we appoint a new CEO (other than Dan W. Matthias or Rebecca C. Matthias) without Mr. Krell's consent or (ii) during the month of April 2010, if the individual serving as our CEO on April 1, 2010 is unacceptable to Mr. Krell.

        Disability.    Under Mr. Krell's Employment Agreement, "disability" is defined as the executive's inability, after any reasonable accommodation required by law, to perform his or her duties and responsibilities by reason of illness, injury or incapacity for more than six (6) consecutive months.

        Change in Control.    The "change in control" provisions of Mr. Krell's Employment Agreement will be triggered upon the same events as described above with respect to Mr. and Ms. Matthias.

        Assuming one of the following events occurred on September 30, 2007, Mr. Krell's payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($) (1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Parachute Gross-up Payment ($)		Total ($)
For Cause	—		—		—		—		—	—	—		0
Voluntary Resignation (without Good Reason)	—		—		—		—		—	—	—		0
Death	—		0	(3)	—		—		417,880	653,450	—		1,071,330
Disability	1,209,539	(4)	0	(3)	39,989	(5)	17,982	(6)	417,880	653,450	—		2,338,840
Resignation after Appointment of New CEO	1,181,250	(7)	0	(3)	23,993	(8)	112,045	(9)	417,880	653,450	—		2,388,618
Without Cause or for Good Reason	2,362,500	(10)	0	(3)	47,986	(11)	126,108	(12)	417,880	653,450	0	(13)	3,607,924
Resignation within 18 months after a Change in Control	2,362,500	(10)	0	(3)	47,986	(11)	126,108	(12)	417,880	653,450	0	(13)	3,607,924
Change in Control (without termination)	—		—		—		—		417,880	653,450	0	(13)	1,071,330

(1)
This amount represents the value of unvested stock options to purchase an aggregate of 68,000 shares of Common Stock, based on the difference between the exercise price of the options and $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)
This amount represents the value of 35,000 shares of unvested Common Stock, based on $18.67, the closing price of our Common Stock on September 28, 2007, which was the last trading day of the 2007 fiscal year.

(3)
No bonus was earned as the performance objectives for the 2007 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Mr. Krell in the 2007 fiscal year. The amount presented in the above table is equal to a pro-rata portion of the annual bonus that Mr. Krell would otherwise have been entitled to receive for the 2007 fiscal year, but for his termination of employment.

(4)
This amount represents the present value of 30 months of supplemental disability payments equal to one-twelfth of Mr. Krell's annual base salary, including the value of any benefit payable under our long-term disability plan and under Mr. Krell's supplemental long-term disability policies for which the Company pays the premiums.

(5)
This amount represents premium payments for 30 months of health coverage.

(6)
This amount represents the value of the following benefits: (1) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $17,242, and (2) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell's life, with an estimated value of $740 (representing the premium paid in fiscal 2007).

(7)
This amount is equal to 1.5 times the sum of (1) Mr. Krell's annual base salary as of September 30, 2007, and (2) the target annual bonus payable to Mr. Krell for the 2007 fiscal year.

(8)
This amount represents premium payments for 18 months of health coverage.

(9)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $17,242, (ii) 18 months of premiums for a supplemental long-term disability policy with a $13,700 monthly benefit, with an estimated aggregate value of $14,063, (iii) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell's life, with an estimated value of $740 (representing the premium paid in fiscal 2007), and (iv) payment of full outplacement services, with an estimated aggregate value of $80,000 (for one-year of services).

(10)
This amount is equal to three times the sum of (1) Mr. Krell's annual base salary as of September 30, 2007, and (2) the target annual bonus payable to Mr. Krell for the 2007 fiscal year.

(11)
This amount represents premium payments for 36 months of health coverage.

(12)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $17,242, (ii) 36 months of premiums for a supplemental long-term disability policy with a $13,700 monthly benefit, with an estimated aggregate value of $28,126, (iii) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell's life, with an estimated value of $740 (representing the premium paid in fiscal 2007), and (iv) payment of full outplacement services, with an estimated aggregate value of $80,000.

(13)
Our parachute gross-up analysis includes an assumption that Mr. Krell's non-compete commitments have a fair market value of at least $930,000 which is equal to approximately 1 times the sum of (1) Mr. Krell's 2008 base salary and (2) Mr. Krell's target annual bonus for the 2008 fiscal year. While we have not solicited a formal valuation of the non-compete, based on Mr. Krell's role and responsibilities with us, we believe the value is reasonable. A parachute gross-up payment would not be payable if Mr. Krell resigned his employment with the Company without good reason during the six-month period immediately following a change in control.

David M. Mangini Separation Agreement

        On July 30, 2007 (the "Agreement Date"), we entered into an agreement with David Mangini (the "Separation Agreement") providing for Mr. Mangini's resignation as Executive Vice President—Merchandising of the Company, effective at a future date selected by the Company (the "Separation Date"). The Separation Date later selected by the Company was October 29, 2007.

        Under the Separation Agreement, Mr. Mangini remained in his position and continued to provide services as an employee, including transition services, between the Agreement Date and the Separation Date. After the Separation Date, Mr. Mangini was no longer an employee of the Company, and instead became a full-time consultant to the Company, to serve in that capacity for up to one year following the Separation Date. In exchange for such consulting services, Mr. Mangini will be paid on a bi-weekly basis based on an annual rate of $502,745 for up to one year so long as he remains available to the Company as a consultant on a full-time basis during the consultancy period. The Company will also pay for Mr. Mangini's health benefits for one year after the Separation Date.

        All unvested shares of restricted stock held by Mr. Mangini on the Separation Date were forfeited by Mr. Mangini in accordance with the Company's 2005 Equity Incentive Plan. Mr. Mangini will have 90 days following the Separation Date to exercise any vested stock options that he holds. Any unvested options held by Mr. Mangini on the Separation Date were forfeited in connection with the Separation Agreement.

        Mr. Mangini also agrees not to engage in certain competitive activities for 36 months following the Separation Date. Additionally, the Separation Agreement includes Mr. Mangini's general release of claims against the Company.

APPROVAL OF
AMENDMENT AND RESTATEMENT OF THE MOTHERS WORK, INC.
2005 EQUITY INCENTIVE PLAN
(PROPOSAL 2)

        At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Company's 2005 Equity Incentive Plan (the "2005 Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

Background

        The 2005 Plan was originally approved by the Board of Directors on December 13, 2005, and by our stockholders on January 20, 2006. On December 10, 2007, the Board approved the amendment and restatement of our 2005 Plan (the "Plan Restatement"), subject to stockholder approval at the Annual Meeting. The Plan Restatement will not become effective unless and until stockholder approval has been obtained. If stockholders do not approve the Plan Restatement, the 2005 Plan will instead remain in effect in accordance with its pre-existing terms. The Plan Restatement does NOT include an increase in the number of shares of Common Stock reserved for issuance under the 2005 Plan.

        The purpose of the Plan Restatement is to enhance the Board's ability to grant awards under the 2005 Plan that are exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement). "Qualified performance-based compensation" is not counted against the $1,000,000 deductibility limit.

        If this proposal is approved by stockholders, future awards granted under the Plan that are payable upon the achievement of performance goals based on one or more of the business criteria described below under the heading "Performance Awards" may satisfy the requirements for exemption from Section 162(m) of the Code as "qualified performance-based compensation." If this proposal is not approved, future awards granted to our named executive officers under the 2005 Plan (other than certain stock options and stock appreciation rights) may not be tax deductible by us.

        Therefore, for purposes of Section 162(m) of the Code, approval of this proposal will be deemed to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards are based, as described below under the caption "Performance Awards." Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance-based awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) of the Code until 2012. Stockholder approval of the performance goals inherent in stock options and stock appreciation rights (i.e., increases in the market price of shares) is not subject to a time limit under Section 162(m) of the Code.

Reasons for Stockholder Approval

        The Board of Directors seeks stockholder approval of the Plan Restatement to permit the Company to grant awards exempt from the deduction limitations of Section 162(m) of the Code, as described above, with such approval being sought in the manner required by the Nasdaq listing requirements. In addition, approval of the proposal will extend for 10 years the period during which the Board of Directors or the Compensation Committee may grant "incentive stock options" under the 2005 Plan, which options have the potential to provide the recipients with certain advantageous federal income tax treatment, as further described below under the heading "Federal Income Tax Consequences of Awards Granted under the 2005 Plan."

Board Recommendation

        The Board of Directors believes that the Plan Restatement is necessary to enable the Company to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional stockholder value. Accordingly, the Board of Directors recommends that you vote "FOR" the Plan Restatement.

Summary of the 2005 Plan

        The following is a brief description of the material features of the 2005 Plan (as modified by the Plan Restatement). This summary does not purport to be a complete description of all of the provisions of the 2005 Plan. It is qualified in its entirety by reference to the full text of the 2005 Plan, which has been filed with the SEC with this proxy statement and is attached hereto as Appendix A.

        Shares Available and Award Limitations.    As of September 30, 2007, 354,020 shares of our Common Stock remained available for future awards under the 2005 Plan (129,020 of which may be issued as shares of restricted stock) and awards were outstanding under the 2005 Plan with respect to 135,980 shares of our Common Stock (comprised of 15,000 shares issuable upon exercise of stock options and 120,980 shares of unvested restricted stock). On December 10, 2007, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $17.44 per share.

        If and to the extent awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2005 Plan. Additionally, to the extent any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2005 Plan.

        In the event of any recapitalization, reorganization, merger, spin-off, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by the Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2005 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

        No participant may, in a single calendar year, be granted awards under the 2005 Plan with respect to more than 200,000 shares of our Common Stock.

        Administration.    The 2005 Plan is administered and interpreted by the Board of Directors or by a committee of the Board of Directors (the "Committee") consisting of not less than two members who are "non-employee directors" of the Company, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 and who may also be, to the extent deemed necessary to comply with Section 162(m) of the Code, "outside directors" as that term is defined in regulations under Section 162(m) of the Code. The authority of the Board and any Committee appointed by the Board are co-extensive. Therefore, for the remainder of this discussion, references to the Committee will be deemed to include the Board.

        The Committee has authority to grant awards under the 2005 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of the Company's Common Stock to be covered by each award. The Committee also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Committee is also empowered to interpret the 2005 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the Plan or any award agreement.

        Awards.    Awards granted under the 2005 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2005 Plan and to any other terms and conditions specified by the Committee and memorialized in a written award agreement.

        Eligibility.    Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

  Stock Options.

        General.    The Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of Section 422 of the Code and/or non-qualified stock options ("NQSOs").

        Term, Purchase Price, Vesting and Method of Exercise of Options.    The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

        The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

        Generally, payment of the option price may be made in cash, or with the Committee's consent, in shares of our Common Stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

        Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights ("SARs") under the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our Common Stock underlying the SAR on the date of exercise and the fair market value of our Common Stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our Common Stock, as determined by the Committee.

        Effects of Termination of Service with the Company.    Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant's relationship with the Company for reasons other than death, disability or termination for "cause" as defined in the 2005 Plan. If the participant's relationship with the Company terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant's relationship with the Company is terminated for "cause", any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

        Restricted Stock Awards.    The Committee may issue restricted shares of our Common Stock under the 2005 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal). If a participant's employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

        Restricted Stock Units.    The Committee may issue restricted stock units ("RSUs") under the 2005 Plan. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in shares of our Common Stock, cash, or in any combination of Common Stock and/or cash, as determined by the Committee.

        Performance Awards.    The Committee may grant performance awards under the 2005 Plan, which may be denominated as a number of shares of our Common Stock or a specified number of other awards (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2005 Plan, or as a condition to accelerating the timing of such events.

        The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders' equity, the price of our Common Stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Committee, provided that such criteria does not cause a performance award intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

        The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in the Company's public filings, (5) restructuring activities reported in the Company's public filings, (6) investments, dispositions or acquisitions, (7) gain or loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles that become effective during the performance period, or (11) such other items specified by the Committee, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

        Amendment and Termination of the 2005 Plan.    The Board of Directors may amend, alter or discontinue the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number of shares of our Common Stock that may be issued or transferred under the 2005 Plan, or modifies the requirements as to eligibility for participation, will be subject to approval by the stockholders of the Company.

        The 2005 Plan will not expire on any particular date. The Committee may continue to grant awards so long as shares remain available, provided that no new ISOs will be granted after the 10th anniversary of the Annual Meeting.

        Change in Control of the Company.    In the event of a change in control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A "change in control" of the Company will be deemed to have taken place upon:

  •
  the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company's then outstanding stock;

  •
  a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event;

  •
  the sale of substantially all the assets of the Company;

  •
  the liquidation or dissolution of the Company; or

  •
  the occurrence of any similar transaction deemed by the Board to constitute a change in control.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

        Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

        NQSOs.    There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        ISOs.    Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

        If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition"), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

        SARs.    The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        Restricted Stock.    A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

        A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

        In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        RSUs.    A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and the Company will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        Performance Awards.    If a performance award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        If a performance award is settled by the issuance of another type of award under the 2005 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

        Section 162(m).    Under the 2005 Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as "qualified performance-based compensation." In addition, subject to approval by stockholders of the Plan Restatement, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as "qualified performance-based compensation." A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that such awards under the 2005 Plan will be fully deductible under all circumstances.

New Plan Benefits

        Awards are granted under the 2005 Plan in the discretion of the Committee. Accordingly, other than the contractual opportunity to receive equity incentive awards contemplated by Mr. and Ms. Matthias' Employment Agreements as described above under the heading "Elements of Compensation" in the "Equity-Based Incentives" section, it is not possible to determine the number, name or positions of persons who will benefit from the Plan Restatement, if it is approved by stockholders, or the terms of any such benefits. Information regarding the Company's recent practices with respect to stock-based compensation is presented above in the "Grants of Plan-Based Awards" table and "Outstanding Equity Awards at 2007 Fiscal Year-End" table.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of September 30, 2007, regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	841,240	(1)	$13.23	354,020	(2)
Equity compensation plans not approved by security holders (3)	—		—	—

Total	841,240		$13.23	354,020

(1)
Reflects shares subject to awards outstanding under the Company's Amended and Restated 1987 Stock Option Plan (the "1987 Plan"), the 1994 Director Stock Option Plan and the 2005 Equity Incentive Plan (the "2005 Plan").

(2)
Reflects shares available under the 2005 Plan (129,020 of which may be issued as shares of restricted stock). 117,967 shares available for future issuance under the 1987 Plan as of September 30, 2007 were excluded because the 1987 Plan expired on December 9, 2007 without any permitted subsequent issuance of awards.

(3)
The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

        The Board of Directors recommends a vote FOR Proposal 2 to approve the adoption of the Amendment and Restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan.

RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL 3)

        The Audit Committee of the Board of Directors has appointed the firm of KPMG as independent registered public accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for fiscal year 2008, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG has served as the Company's independent registered public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

        The submission of the appointment of KPMG is not required by law or by the Bylaws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

        A representative of KPMG is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR Proposal 3 to ratify the appointment of KPMG as independent registered public accountants for fiscal year 2008.

OTHER BUSINESS

        Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

ANNUAL REPORT

        A copy of the Company's Annual Report to Stockholders for fiscal year 2007 accompanies this proxy statement.

STOCKHOLDER PROPOSALS

        Stockholders may nominate director candidates and make proposals to be considered at the Annual Meeting of Stockholders to be held in 2009 (the "2009 Annual Meeting"). In accordance with our Bylaws, any stockholder nominations of one or more candidates for election as directors at the 2009 Annual Meeting or any other proposal for consideration at the 2009 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our Bylaws, between October 24, 2008 and November 24, 2008. See "Nominations of Directors by Stockholders" in this proxy statement for a summary description of this information.

        In addition to being able to present proposals for consideration at the Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2009 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than August 18, 2008, and the stockholder must otherwise comply with applicable SEC requirements and our Bylaws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

        The form of proxy issued with our 2009 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2009 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between October 24, 2008 and November 24, 2008 and certain other conditions provided for in the SEC's rules have been satisfied.

        A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of Mothers Work, Inc., and all notices and nominations referred to above must be sent to the Secretary of Mothers Work, Inc., at the following address: Mothers Work, Inc., Attention: Chief Operating Officer & Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

        The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for fiscal year 2007. Requests should be directed to Mothers Work, Inc., Attention: Chief Operating Officer & Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

By Order of the Board of Directors
Dan W. Matthias Chairman of the Board and Chief Executive Officer

Philadelphia, Pennsylvania
December 17, 2007

Appendix A

MOTHERS WORK, INC.
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

        SECTION 1.    Purpose; Definitions.    The purposes of this Amended and Restated Mothers Work, Inc. 2005 Equity Incentive Plan (the "Plan") are to: (a) enable Mothers Work, Inc. (the "Company") and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

        For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

        (a)   "Affiliate" means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

        (b)   "Award" means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

        (c)   "Award Agreement" means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

        (d)   "Board" means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board's administrative functions hereunder, references to the "Board" will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

        (e)   "Cause" means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company's or its Affiliates' operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

        (f)    "Change in Control" means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        (h)   "Committee" means a committee appointed by the Board in accordance with Section 2 of the Plan.

        (i)    "Director" means a member of the Board.

        (j)    "Disability" means a condition rendering a Participant Disabled.

        (k)   "Disabled" will have the same meaning as set forth in Section 22(e)(3) of the Code.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

        (n)   "Incentive Stock Option" means any Option intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        (o)   "Non-Employee Director" will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each "Non-Employee Director" also be an "outside director" as that term is defined in regulations under Section 162(m) of the Code.

        (p)   "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        (q)   "Option" means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

        (r)   "Parent" means, in respect of the Company, a "parent corporation" as defined in Sections 424(e) of the Code.

        (s)   "Participant" means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

        (t)    "Performance Award" means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

        (u)   "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

        (v)   "Restricted Stock" means Shares that are subject to restrictions pursuant to Section 8 hereof.

        (w)  "Restricted Stock Unit" means a right granted under and subject to restrictions pursuant to Section 9 hereof.

        (x)   "SAR" means a stock appreciation right granted under the Plan and described in Section 6 hereof.

        (y)   "Shares" means shares of the Company's common stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

        (z)   "Subsidiary" means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

        SECTION 2.    Administration.    The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board's administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

        Subject to the requirements of the Company's by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

        (a)   select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

        (b)   determine the type of Award to be granted;

        (c)   determine the number of Shares, if any, to be covered by each Award;

        (d)   establish the vesting or forfeiture terms of each Award;

        (e)   establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

        (f)    determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

        (g)   determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

        The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

        All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

        SECTION 3.    Shares Subject to the Plan.

        (a)    Shares Subject to the Plan.    The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 500,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted Awards with respect to more than 200,000 Shares in any calendar year. In addition, not more than 250,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units.

        (b)    Effect of the Expiration or Termination of Awards.    If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

        (c)    Other Adjustment.    In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

        (d)    Change in Control.    Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

        SECTION 4.    Eligibility.    Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

        SECTION 5.    Options.    Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

        The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

        (a)    Option Price.    The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant.

However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

        (b)    Option Term.    The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

        (c)    Exercisability.    Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

        (d)    Method of Exercise.    Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

        No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

        (e)    Incentive Stock Option Limitations.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

        (f)    Termination of Service.    Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

        (g)    Transferability of Options.    Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant's lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant's Disability, by his personal representative).

        SECTION 6.    Stock Appreciation Rights.

        (a)    Nature of Award.    Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

        (b)    Terms and Conditions.    The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

          (i)    Term of SAR.    Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

          (ii)    Exercisability.    SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

          (iii)    Method of Exercise.    Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

          (iv)    Termination of Service.    Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

          (v)    Non-Transferability.    Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant's lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant's Disability, by his personal representative).

        SECTION 7.    Termination of Service.    Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

        (a)    Termination by Reason of Death.    If a Participant's service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        (b)    Termination by Reason of Disability.    If a Participant's service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        (c)    Cause.    If a Participant's service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

        (d)    Other Termination.    If a Participant's service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        SECTION 8.    Restricted Stock.

        (a)    Issuance.    Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

        (b)    Certificates.    A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

    THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE MOTHERS WORK, INC. 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND MOTHERS WORK, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF MOTHERS WORK, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

        (c)    Restrictions and Conditions.    The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

            (i)  During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

           (ii)  Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

          (iii)  Subject to the provisions of the applicable Award Agreement, if a Participant's service with the Company and it Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant's Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

          (iv)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant's representative (if the Participant has suffered a Disability), or the Participant's estate or heir (if the Participant has died).

        SECTION 9.    Restricted Stock Units.    Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

        SECTION 10.    Performance Awards.

        (a)    Performance Awards Generally.    The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

        (b)    Qualified Performance-Based Compensation Under Section 162(m).    Performance Awards intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code will be granted by the Committee and will be subject to the terms of this Section 10(b).

            (i)  Specified Business Criteria. The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

            (A)  the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders' equity, the price of the Company's common stock or a combination of the foregoing;

            (B)  the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company's bank debt or other public or private debt or financial obligations;

            (C)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

            (D)  any other objective business criteria that would not cause an Award to fail to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

  Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

          (ii)    Adjustments to Performance Goals.    The Committee may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company's public filings, (E) restructuring activities reported in the Company's public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to store closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute "qualified performance-based compensation" under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company's stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company's stock.

        (c)    Other Terms of Performance Awards.    The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

        SECTION 11.    Amendments and Termination.    The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant's consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company's stockholders in a manner consistent with Treas. Reg. § 1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

        SECTION 12.    General Provisions.

        (a)   The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

        (b)   All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

        (d)   Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

        (e)   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        SECTION 13.    Effective Date of Plan.    Subject to the approval of the Plan by the Company's stockholders within 12 months of the Plan's adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

        SECTION 14.    Term of Plan.    The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

        SECTION 15.    Invalid Provisions.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

        SECTION 16.    Governing Law.    The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

        SECTION 17.    Board Action.    Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

        (a)   the Company's Certificate of Incorporation (as the same may be amended and/or restated from time to time);

        (b)   the Company's Bylaws (as the same may be amended and/or restated from time to time); and

        (c)   any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

        SECTION 18.    Notices.    Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company's personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

MOTHERS WORK, INC. C/O STOCKTRANS, INC. 44 WEST LANCASTER AVENUE ARDMORE, PA 19003	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Mothers Work, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Mothers Work, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MOTHERS WORK, INC.
Proxy Solicited On Behalf Of The Board Of Directors

Vote on Directors

1.
Election of Directors for a three-year term expiring at the 2011 Annual Meeting.
Nominees: 01) Rebecca C. Matthias, 02) Joseph A. Goldblum and 03) David Schlessinger

☐
For All

☐
Withhold All

☐
For All Except

  (Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.)

Vote on Proposals

2.
Approval of the Company's Amendment and Restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan

☐    For                   ☐    Against                     ☐    Abstain

3.
Ratification of appointment of KPMG LLP as independent registered public accountants for the Company for the fiscal year ending September 30, 2008.

☐    For                   ☐    Against                     ☐    Abstain

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR(S) ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

Signature of Stockholder	Date:	Signature (Joint Owners)	Date:

        The stockholder signing this proxy, revoking all previous proxies, hereby appoints Dan W. Matthias and Rebecca C. Matthias, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on January 22, 2008, and at any adjournment or postponement thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" THE APPROVAL OF THE COMPANY'S AMENDMENT AND RESTATEMENT OF THE MOTHERS WORK, INC. 2005 EQUITY INCENTIVE PLAN AND "FOR" RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please date and sign your Proxy on the reverse side and return it promptly.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON January 22, 2008
VOTING
CORPORATE GOVERNANCE Committees and Meetings of the Board of Directors
Nominations of Directors by Stockholders
Compensation of Directors
Stockholder Communications
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ELECTION OF DIRECTORS (PROPOSAL 1)
Nominees for Election to the Board of Directors For a Three-Year Term Expiring at the 2011 Annual Meeting
Members of the Board of Directors Continuing in Office Term Expiring at the 2009 Annual Meeting
Members of the Board of Directors Continuing in Office Term Expiring at the 2010 Annual Meeting
COMPENSATION DISCUSSION AND ANALYSIS
Peer Companies used for Mr. and Ms. Matthias' Compensation Comparisons
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Pension Benefits
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE MOTHERS WORK, INC. 2005 EQUITY INCENTIVE PLAN (PROPOSAL 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL 3)
OTHER BUSINESS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
  Appendix A
MOTHERS WORK, INC. AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN